Exhibit 1.1

Form Version

Bristol-Myers Squibb Company

5.450% Notes due 2018

6.125% Notes due 2038

Underwriting Agreement

New York, New York

April 28, 2008

To the Representatives

named in Schedule I

hereto of the Under-

writers named in

Schedule II hereto

Ladies and Gentlemen:

Bristol-Myers Squibb Company, a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture (the “Indenture”) dated as of June 1, 1993, as supplemented by a supplemental indenture, to be dated as of May 1, 2008 (collectively, the “Indenture”), between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank, formerly The Chase Manhattan Bank (successor to The Chase Manhattan Bank (National Association)))), as Trustee (the “Trustee”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 24 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) An “automatic shelf registration statement” as defined under Rule 405 of the Act on Form S-3 (File No. 333-150471) in respect of the Securities has been filed with the Commission not earlier than three years prior to the date hereof; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus included therein, became effective in such form; no other document with respect to such registration statement (including all documents incorporated by reference therein) has heretofore been filed or transmitted for filing with the Commission (other than the documents heretofore incorporated by reference therein and the prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of such registration statement, or any part thereof, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of such registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented (including by any Preliminary Prospectus) immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 4:45 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared (and to be subsequently filed) pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement or the Pricing Prospectus and will not conflict with the information to be contained in the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the Business Day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives for use therein;

(f) Neither the Company nor any of its Significant Subsidiaries, as defined in Rule 1-02 (w) of Regulation S-X under the Act (the “Significant Subsidiaries”), has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus;

(h) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(i) The Securities have been duly authorized, and, when issued, duly authenticated pursuant to the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company and entitled to the benefits provided by the Indenture, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized, executed and delivered and duly qualified under the Trust Indenture Act and, at the Closing Date (as defined in Section 3), the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Securities will conform, to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus as amended or supplemented;

(j) This Agreement has been duly authorized, executed and delivered by the Company;

(k) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such breaches, violations and defaults that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (a “Material Adverse Effect”), (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, or (iii) result in any violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for such breaches, violations and defaults that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture except such as have been, or will have been prior to the Closing Date, obtained under the Act and the Trust Indenture Act, or which if not obtained would not have a Material Adverse Effect on the consummation by the Company of the transactions contemplated by this Agreement, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(l) The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Description of the Notes” and “Description of the Debt Securities” insofar as they purport to constitute a summary of the terms of the Indenture and the Securities, and under the captions “Plan of Distribution” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(m) Neither the Company nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws (or equivalent organizational documents) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such violations that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect;

(n) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o) Except as described in the Pricing Prospectus, to the Company’s knowledge, the Company and its Significant Subsidiaries own, possess or have the right to employ sufficient patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted. Neither the Company nor any of its Significant Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the Intellectual Property Rights except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Except as described in the Pricing Prospectus, to the Company’s knowledge the use of the Intellectual Property Rights in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to individually or in the aggregate result in a Material Adverse Effect;

(p) Neither the Company nor any of its Significant Subsidiaries (i) is in violation of any law, statute, or any rule, regulation, decision or order of any governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), (ii) owns or operates any real property which, to its knowledge, is contaminated with any substance that is subject to any environmental laws, (iii) is, to its knowledge, liable for any off-site disposal or contamination pursuant to any environmental laws, or (iv) has received any written notice of any claim under any environmental laws and the Company is not aware of any pending investigation which could reasonably be expected to lead to such a claim, in each such case, which violation, contamination, liability or claim would have, individually or in the aggregate, a Material Adverse Effect;

(q) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(r) (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(s) Each of PricewaterhouseCoopers LLP and Deloitte & Touche LLP, who have audited certain financial statements of the Company and its subsidiaries contained or incorporated by reference in the Registration Statement, Pricing Prospectus and Prospectus and, in the case of Deloitte & Touche LLP, audited the Company’s internal control over financial reporting, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(t) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of March 31, 2008, the Company’s internal control over financial reporting was effective. The Company is not aware of any material weaknesses in its internal control over financial reporting;

(u) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, other than as disclosed in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

(v) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, as of March 31, 2008, such disclosure controls and procedures were effective; and

(w) The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of, and payment for, the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of the Representatives at DTC. The Company will cause the certificates representing the Securities to be made available to Representatives for checking at least twenty-four hours prior to the Closing Date at the office of DTC or its designated custodian (the “Designated Office”).

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Pricing Disclosure Package.

5. Agreements. The Company agrees with the several Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Closing Date which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to prepare a final term sheet in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) under the Act (the “Final Term Sheet”);

to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173 under the Act) is required in connection with the offering or sale of the Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Pricing Prospectus or any amended Pricing Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Pricing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 5:00 p.m., New York City time, on the Business Day next succeeding the date of this Agreement and from time to time thereafter, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any debt securities of the Company which mature more than one year after such Closing Date and which are substantially similar to such Securities, without the prior written consent of the Representatives;

(f) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act; provided, however, that any such required filing fees shall be paid prior to the Closing Date.

(g) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h) To comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act;

(i) Not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and

(j) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s corporate trademarks, corporate servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.

(a) (i) The Company represents and agrees that, other than the Final Term Sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, other than one or more term sheets relating to the Securities that do not require the Company to file any material with the Commission other than the filing of the Final Term Sheet within two days as provided in Rule 433(d)(5)(ii); and

(iii) any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the Final Term Sheet prepared and filed pursuant to Section 5(a) hereof and any other filing relating to the Securities made in reliance on the exemption of Rule 163 under the Act) is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vi) the cost of preparing certificates for the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the Final Term Sheet contemplated by Section 5(a) hereof and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or an post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) The Company shall have requested and caused Cravath, Swaine & Moore LLP, special counsel for the Company, to have furnished to the Representatives their opinion (with respect to the matters enumerated in (i) through (vi)) and letter (with respect to the matters enumerated in (vii) and (viii)), dated the Closing Date and addressed to the Representatives, to the effect that:

(i) Based solely on its review of a certificate from the Secretary of State of Delaware, the Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii) This Agreement has been duly authorized, executed and delivered by the Company;

(iii) The Securities have been duly authorized by the Company, and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company and entitled to the benefits provided by the Indenture subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law;

(iv) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law; and the Indenture has been duly qualified under the Trust Indenture Act;

(v) The statements set forth in the Prospectus under the caption “Description of Notes” and “Description of the Debt Securities” insofar as they purport to constitute a summary of the terms of the Indenture and the Securities fairly summarize in all material respects the matters therein described;

(vi) The Company is not required, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be required, to register as an “investment company”, as such term is defined in the Investment Company Act (for purposes of this opinion, such counsel may rely on a certificate of an officer of the Company in a form satisfactory to the Representatives);

(vii) Each of the Registration Statement at the time it was last amended or deemed to be amended and the Prospectus, as of the date of such opinion (other than the financial statements and other information of a financial or accounting nature and the statement of eligibility (Form T-1) , as to which such counsel need express no opinion) appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; and

(viii) Although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in the opinion in subsection (v) of this Section 8(b), they have no reason to believe (i) that the Registration Statement (insofar as related to the offering contemplated by the Prospectus) on April 28, 2008 (other than the financial statements and other information of a financial or accounting nature, as to which such counsel need express no opinion), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Pricing Disclosure Package, considered together, as of the Applicable Time (other than the financial statements and other information of a financial or accounting nature, as to which such counsel need express no opinion), contained any untrue statement of a material fact or omitted to stated a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) that, as of its date, the Prospectus (other than the financial statements and other information of a financial or accounting nature, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) that, as of the Closing Date, the Prospectus (other than the financial statements and other information of a financial or accounting nature, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

(c) Sandra Leung, general counsel for the Company, shall have furnished to the Representatives her written opinion (with respect to the matters enumerated in (i) through (vi)) and letter (with respect to the matters enumerated in (vii) and (viii)), dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

(ii) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(iii) To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its Significant Subsidiaries; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(iv) Neither the Company nor any of its Significant Subsidiaries is in violation of its By-laws or Certificate of Incorporation or, to the best of such counsel’s knowledge, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except for such violations and defaults that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect;

(v) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such breaches, violations and defaults that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (iii) result in any violation of any law, statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for such breaches, violations and defaults that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect;

(vi) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act, or which if not obtained would not have a Material Adverse Effect on the consummation by the Company of the transactions contemplated by this Agreement, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(vii) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto, made by the Company prior to the Closing Date (other than the financial statements and other information of a financial or accounting nature, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, each appeared on its face to be appropriately responsive in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents, such counsel has no reason to believe that any of such documents (other than the financial statements and other information of a financial or accounting nature, as to which such counsel need express no opinion), when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

(viii) The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to the Closing Date (other than the financial statements and other information of a financial or accounting nature, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, such counsel has no reason to believe (i) that the Registration Statement (insofar as related to the offering contemplated by the Prospectus) on April 28, 2008 (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Pricing Disclosure Package, considered together, as of the Applicable Time (other than the financial statements and other information of a financial or accounting nature, as to which such counsel need express no opinion), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) that, as of its date and as of the Closing Date, the Prospectus (other than the financial statements and other information of a financial or accounting nature, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

(d) The Representatives shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Pricing Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, to the effect set forth in Annex I hereto;

(f) (i) Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any significant loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus and this Agreement;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to the Clearstream or Euroclear systems in Europe; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis involving the United States; or (v) any change in national or international financial, political or economic conditions, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement; and

(j) The Company shall have furnished or caused to be furnished to the Representatives at the Closing Date certificates of officers of the Company on behalf of the Company, reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (a) and (f)(i) and (ii) of this Section.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 8 shall be delivered to the offices of Sullivan & Cromwell LLP, counsel for the Underwriters, at 125 Broad Street, New York, NY 10004 (the “Closing Location”), on the Closing Date.

9. Reimbursement of Underwriters’ Expenses. If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 10 hereof; but, if for any other reason Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Securities except as provided in Sections 7 and 10 hereof.

10. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to

Rule 433(d) under the Act (otherwise than as a result of a breach by an Underwriter of Section 6(a) hereof with respect to any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, if the indemnified party has determined, in its reasonable judgment, that there may be one or more defenses available to the indemnified party which may be different from or additional to those available to the indemnifying party and that the existence of such different or additional defenses creates, in the reasonable judgment of such indemnified party, a conflict in connection with the joint representation of the indemnified party and the indemnifying party, then the indemnified party shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party; provided, however, that the indemnifying party shall only be obligated to pay the reasonable fees and expenses of a single law firm (and any reasonably necessary local counsel) employed by all of the indemnified parties unless any indemnified party has determined, in its reasonable judgment, that there may be one or more defenses available to it which may be different from or additional to those available to another indemnified party and that the existence of such different or additional defense creates, in its reasonable judgment, a conflict in connection with the joint representation of the indemnified parties, in which case the indemnifying party shall be obligated to pay the reasonable fees and expenses of a separate single law firm (and any reasonably necessary local counsel) employed by each such indemnified party to which such conflict relates. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer of the Company who signed the Registration Statement and each director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

11. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the

Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Pricing Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, will remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 9 and 10 hereof shall survive the termination or cancelation of this Agreement.

13. Disclosure Authorization. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

14. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Banc of America Securities LLC on behalf of the Representatives.

15. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, or facsimile transmission to the Representatives at Banc of America Securities LLC, 40 West 27th Street, 47th Floor, New York, NY 10019, Attention: High Grade Debt Capital Markets Transaction Management; J.P. Morgan Securities Inc., 270 Park

Avenue, 8th Floor, New York, NY 10017; and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. Time shall be of the essence of this Agreement.

18. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

21. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

24. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Rule 415”, “Rule 424” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall represent a binding agreement among the Company and the several Underwriters. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Bristol-Myers Squibb Company

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Banc of America Securities LLC

By:
Name:
Title:

J.P. Morgan Securities Inc.

By:
Name:
Title:

Morgan Stanley & Co. Incorporated

By:
Name:
Title:

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated April 28, 2008

Registration Statement No. 333-150471

Representative(s):

Banc of America Securities LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated

Title, Purchase Price and Description of Securities:

Title:	5.450% Notes due 2018 (the “2018 Notes”)
6.125% Notes due 2038 (the “2038 Notes”)

Principal amount:	$600,000,000 with respect to the 2018 Notes
$1,000,000,000 with respect to the 2038 Notes

Purchase price to Underwriters:	99.375% with respect to the 2018 Notes
98.365% with respect to the 2038 Notes

Sinking fund provisions: None.

Redemption provisions: Optional Redemption: Make Whole Treasury Rate plus 30 bps, in the case of each of the 2018 Notes and the 2038 Notes

Closing Date, Time and Location: May 1, 2008 at 9:30 a.m. (Eastern time) at Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004

Type of Offering: Non-delayed

Date referred to in Section 5(e) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative(s): Closing Date.

SCHEDULE II

Underwriters	Principal Amount of 2018 Notes to be Purchased	Principal Amount of 2038 Notes to be Purchased
Banc of America Securities LLC	$180,000,000	$300,000,000
J.P. Morgan Securities Inc.	$180,000,000	$300,000,000
Morgan Stanley & Co. Incorporated	$180,000,000	$300,000,000
Citigroup Global Markets Inc.	$15,000,000	$25,000,000
Goldman, Sachs & Co.	$15,000,000	$25,000,000
Greenwich Capital Markets, Inc	$15,000,000	$25,000,000
UBS Securities LLC	$15,000,000	$25,000,000

Total	$600,000,000	$1,000,000,000

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None.

(b)	Additional Documents Incorporated by Reference:

None.

ANNEX I

Pursuant to Section 8(e) of the Underwriting Agreement, Deloitte & Touche LLP shall furnish letters to the Underwriters to the effect that:

(i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the “Representatives”) such term to include an Underwriter or Underwriters who act without any firm being designated as its or their representatives and are attached to such letters;

(iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Pricing Prospectus and the Prospectus and/or included in the Company’s quarterly reports on Form 10-Q incorporated by reference into the Pricing Prospectus and the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the three most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such three fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

(v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Pricing Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Pricing Prospectus and the Prospectus, for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in or incorporated by reference in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(C) the unaudited financial statements which were not included in the Pricing Prospectus and the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Pricing Prospectus and the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated common stock (other than issuances of common stock upon exercise of options and stock appreciation rights or from the Company’s purchase of its common stock, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Pricing Prospectus and the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Pricing Prospectus and the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net sales or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Pricing Prospectus and the Prospectus discloses have occurred or may occur or which are described in such letter; and

In addition to the examination referred to in their report(s) included or incorporated by reference in the Pricing Prospectus and the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Pricing Prospectus and the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Pricing Prospectus and the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.